UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 1, 2018
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
Effective September 1, 2018, Renasant Corporation (“Renasant”) completed its previously-announced merger with Brand Group Holdings, Inc. (“Brand”), the parent company of The Brand Banking Company (“BrandBank”), pursuant to the Agreement and Plan of Merger by and among Renasant, Renasant Bank, Brand and BrandBank dated as of March 28, 2018 (as amended, the “Merger Agreement”), in a transaction valued at approximately $474 million. At closing, Brand merged with and into Renasant, with Renasant the surviving corporation in the merger (the “Merger”); immediately thereafter, BrandBank merged with and into Renasant Bank, with Renasant Bank the surviving banking corporation in the merger.
Pursuant to the Merger Agreement, holders of Brand common stock have the right to receive 31.72 shares of Renasant common stock and $74.57 in cash for each share of Brand common stock held immediately prior to the effective time of the Merger, plus cash in lieu of fractional shares. Upon completion of the Merger, each in-the-money stock option granted under Brand’s 2010 Equity and Performance Incentive Plan vested in full and was converted into the right to receive a cash payment equal to (1) the total number of shares of Brand common stock subject to such stock option multiplied by (2) the difference between $1,519 and the exercise price of the option, less applicable tax withholdings. Out-of-the-money Brand stock options were canceled for no consideration.
The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the description thereof previously reported in the Current Report on Form 8-K filed by Renasant on March 30, 2018, under Item 1.01, Entry into a Material Definitive Agreement, which description is incorporated herein by reference, and by the Merger Agreement itself, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Trust Preferred Securities
In connection with the Merger, pursuant to supplemental indentures, in each case dated as of September 1, 2018, by and among Renasant, Brand and, with respect to the Brand Trust I Debentures (as defined below), Wilmington Trust Company, as trustee, and, with respect to the Brand Trust II Debentures, Brand Trust III Debentures and Brand Trust IV Debentures (each as defined below), Wells Fargo Bank, N.A., as trustee, Renasant assumed all of Brand’s obligations with respect to the following trust preferred securities:

•
$10,300,000 aggregate principal amount of floating rate junior subordinated deferrable interest debentures due March 31, 2035 (the “Brand Trust I Debentures”). The Brand Trust I Debentures pay a floating rate of interest equal to three-month LIBOR plus 205 basis points, which is adjusted quarterly. The Brand Trust I Debentures are currently redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Brand Trust I Debentures to be redeemed plus accrued and unpaid interest.

•
$5,200,000 aggregate principal amount of floating rate junior subordinated deferrable interest debentures due December 15, 2037 (the “Brand Trust II Debentures”). The Brand Trust II Debentures pay a floating rate of interest equal to three-month LIBOR plus 300 basis points, which is adjusted quarterly. The Brand Trust II Debentures are currently redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Brand Trust II Debentures to be redeemed plus accrued and unpaid interest.

•
$5,200,000 aggregate principal amount of floating rate junior subordinated deferrable interest debentures due March 15, 2038 (the “Brand Trust III Debentures”). The Brand Trust III Debentures pay a floating rate equal of interest to three-month LIBOR plus 300 basis points, which is adjusted quarterly. The Brand Trust III Debentures are currently redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Brand Trust III Debentures to be redeemed plus accrued and unpaid interest.

•
$3,100,000 aggregate principal amount of floating rate junior subordinated deferrable interest debentures due September 15, 2038 (the “Brand Trust IV Debentures”). The Brand Trust IV Debentures pay a floating rate of interest equal to three-month LIBOR plus 375 basis points, which is adjusted quarterly. The Brand Trust IV Debentures are currently redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Brand Trust IV Debentures to be redeemed plus accrued and unpaid interest.

Subordinated Notes
In connection with the Merger, pursuant to an Assignment and Assumption Agreement between Renasant and Brand dated as of September 1, 2018, Renasant assumed all of Brand’s obligations with respect to its $30,000,000 of outstanding 8.50% Subordinated Notes Due 2024 (the “Notes”). The Notes bear interest at 8.50% per annum, with interest only payments due quarterly and the principal due at maturity on June 27, 2024.
Renasant may, beginning with the June 27, 2019 interest payment date and on any interest payment date thereafter, redeem the Notes, in whole or in part. If redeemed after June 27, 2019 but before June 27, 2020, the redemption price is 103% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption; in each succeeding year prior to the maturity of the Notes, the redemption price decreases by 50 basis points. Renasant may also redeem the Notes prior to June 27, 2019, at Renasant’s option, in whole or in part, if (1) a change or prospective change in law occurs that could prevent Renasant from deducting interest payable on the Notes for U.S. federal income tax purposes or (2) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes. In either case, the redemption price is 103% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. There is no sinking fund for the benefit of Notes, and they are not convertible or exchangeable.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 1, 2018, as required under the Merger Agreement, Renasant’s board of directors (the “Board”) expanded the size of the Board by one to 15 members and appointed Connie L. Engel, who served as a Brand director prior to the Merger, to the Board. In addition, Ms. Engel was appointed to the Audit Committee of the Renasant Board and the Property and Insurance Committee of the Bank board of directors. Compensatory arrangements for Ms. Engel will be consistent with Renasant’s previously-disclosed standard arrangements for non-employee directors. Such arrangements are described in Renasant’s proxy statement for its 2018 annual meeting of shareholders filed on March 15, 2018, which disclosure is incorporated herein by reference.

A description of Ms. Engel’s background and experience can be found in the prospectus that Renasant filed with the Securities and Exchange Commission on June 27, 2018 pursuant to Rule 424(b)(3), under the heading “The Merger-Renasant’s and Renasant Bank’s Board of Directors Following Completion of the Merger.” This description is incorporated by reference into this Current Report on Form 8-K.
After giving effect to the merger of Brand into Renasant, Ms. Engel, businesses with which she is associated, and members of her immediate family are customers of Renasant Bank and have loan, deposit and other financial services-related relationships with Renasant Bank. In the opinion of the Board, based on Renasant’s due diligence investigation of Brand prior to the completion of the Merger, (1) all loan transactions were made in the ordinary course of business and in accordance with bank regulatory requirements, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Brand or BrandBank, and did not involve more than the normal risk of collectability or present other unfavorable features, and (2) all certificates of deposit and other depository relationships and all financial services-related relationships were made in the ordinary course of business and in accordance with bank regulatory requirements and involved substantially the same terms, including interest rates (with respect to deposit relationships), as those prevailing at the time for comparable relationships with persons not related to Brand or BrandBank. There are no family relationships between Ms. Engel and any director or executive officer of Renasant.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.
Renasant intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.
(b)    Pro forma financial information.
Renasant intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d)    Exhibits.

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger by and among Renasant Corporation, Renasant Bank, Brand Group Holdings, Inc. and The Brand Banking Company dated as of March 28, 2018 (filed as exhibit 2.1 to the Form 8-K of Renasant filed with the Securities and Exchange Commission on March 30, 2018 and incorporated herein by reference)

99.1	Press release dated September 4, 2018 issued by Renasant Corporation

The transaction documents governing the Brand Trust I Debentures, Brand Trust II Debentures, Brand Trust III Debentures and Brand Trust IV Debentures and the Notes, including (as applicable) the supplemental indentures, the original indentures and the assignment and assumption agreement, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. Renasant agrees to furnish a copy of such transaction documents to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: September 7, 2018	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer